                                                                    EXHIBIT 23.1


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-75866) of Key3Media Group, Inc. and in the related Prospectus, Registration Statement (Form S-3 No. 333-58808) of Key3Media Group, Inc. and in the related Prospectus, and Registration Statement (Form S-8 No. 333-44332) pertaining to the Key3Media Group, Inc. 2000 Stock Option and Incentive Plan of Key3MediaGroup, Inc. and Subsidiaries of our report dated April 10, 2003, with respect to the consolidated financial statements and schedule of Key3Media Group, Inc. and Subsidiaries included in the Form 10-K for the year ended December 31, 2002.


                                                           /s/ ERNST & YOUNG LLP


Los Angeles, California
April 10, 2003